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                                                                  EXHIBIT 10.32


                                 PROMISSORY NOTE

$61,845.00                                               Oklahoma City, Oklahoma
Dated:  January 25, 2000                           Maturity Date:  July 25, 2001

     FOR VALUE RECEIVED, FULLNET COMMUNICATIONS, INC., an Oklahoma corporation, with an address of 200 North Harvey, Suite 1706, Oklahoma City, Oklahoma 73102 (the "Maker"), does promise to pay to the order of FULLNET OF TAHLEQUAH, INC., an Oklahoma corporation with an address of HC 11 Box 48 1/2 Tahlequah, Oklahoma 74464 (the "Holder"), at such place as may be designated by the Holder of this promissory note (the "Note"), the principal sum of Sixty-One Thousand Eight Hundred and Forty-Five and No/100's Dollars ($61,845), at zero percent (0%) interest per annum. The principal of this Note shall be paid in eighteen monthly installments, which payments shall begin 30 days after the date of this Note and shall be in the amount of $3,435.83 per month for the first seventeen (17) installments, with the final installment payment under the Note finally due and payable on the Maturity Date set forth above, in the amount of $3,435.83.

     Whenever any payment shall be due under this Note on a day which is not a "Business Day" (as such term is hereafter defined), the date on which such payment is due shall be extended to the next succeeding Business Day with the same force and effect as if made on the date of payment. "Business Day" means a day other than a Saturday, Sunday or other day on which national banks in Oklahoma City, Oklahoma are authorized to be closed.

     Capitalized terms used herein which are not otherwise defined shall have the meaning as described in that certain Asset Purchase Agreement between the parties dated of even date herewith (the "Asset Purchase Agreement").

     ADJUSTMENT TO NOTE. The principal payable pursuant to the terms of this Note shall be subject to a downward adjustment upon the occurrence of the Adjustment Event, as set forth in Section 2.3 of the Asset Purchase Agreement, which section shall by this reference be incorporated herein for all purposes.

     EVENT OF DEFAULT. Except as set forth in the preceding section, the failure to pay principal when due shall be an event of default.

     RIGHT OF PREPAYMENT. At any time from the date hereof to the due date, the Maker may prepay the entire principal sum or any portion thereof, without penalty or restriction.

     AMENDMENT AND WAIVER. This Note may not be changed, modified or amended, or terminated, nor may any of its provision be waived, except by an agreement in writing signed by the party against whom enforcement thereof is sought.

     CHOICE OF LAW. This Note shall be governed by and construed in accordance with the laws of the State of Oklahoma.

     PROMISES BINDING. This Note shall be binding upon the Maker and its successors and assigns.


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     IN WITNESS WHEREOF, the Maker has caused this instrument to be duly signed as of the date first set forth above.

                                     FULLNET COMMUNICATIONS, INC.


                                     By: /s/ TIMOTHY J. KILKENNY
                                         --------------------------------------
                                         Timothy J. Kilkenny, President and CEO



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